Exhibit 10.2

Confidential Materials omitted and filed separately with the
Securities and Exchange Commission. Asterisks denote omissions.

SETTLEMENT AGREEMENT

BY AND AMONG

THE MEDICINES COMPANY

AND

TEVA PHARMACEUTICALS USA, INC.

DATED AS OF SEPTEMBER 30, 2011

SETTLEMENT AGREEMENT

THIS SETTLEMENT AGREEMENT, (this “Settlement Agreement”) is entered into as of September 30, 2011 (the “Effective Date”) by and between The Medicines Company, a company organized and existing under the laws of the State of Delaware with offices located at 8 Sylvan Way, Parsippany, New Jersey 07054 and its Affiliates (collectively “MDCO”), and Teva Pharmaceuticals USA, Inc., a corporation organized and existing under the laws of the State of Delaware with offices located at 1090 Horsham Road, North Wales, Pennsylvania 19454 and its Affiliates (collectively “Teva”). Each of MDCO and Teva is sometimes referred to herein, individually, as a “Party” and, collectively, as the “Parties.”

R E C I T A L S:
1.WHEREAS, MDCO is the owner of New Drug Application No. 20-873, which was approved by the Food and Drug Administration (“FDA”) for the manufacture and sale of a bivalirudin for injection product, which MDCO sells under the tradename Angiomax;
2.    WHEREAS, Teva Parenteral Medicines, Inc. submitted Abbreviated New Drug Application No. 90-748 (“Teva Parenteral’s ANDA”) to the FDA under Section 505(j) of the Federal Food, Drug, and Cosmetic Act (21 U.S.C. §355(j)) seeking approval to engage in the manufacture, use and sale of the bivalirudin for injection product which is the subject of Teva Parenteral’s ANDA (the “Teva Parenteral Product”);
3.    WHEREAS, Pliva Hrvatska d.o.o., through Barr Laboratories, Inc. as its filing agent, submitted Abbreviated New Drug Application No. 91-206 (“Pliva’s ANDA” and collectively with the Teva Parenteral’s ANDA, the “Teva ANDAs”) to the FDA under Section 505(j) of the Federal Food, Drug, and Cosmetic Act (21 U.S.C. §355(j)) seeking approval to engage in the manufacture, use and sale of the bivalirudin for injection product which is the subject of Pliva’s ANDA (collectively with the Teva Parenteral Product, the “Teva Products”);
4.    WHEREAS, Teva subsequently amended both Teva ANDAs to include a “paragraph IV certification” seeking approval to engage in the manufacture, use and sale of the Teva Product prior to the expiration of United States Patent Nos. 7,582,727 and 7,598,343 (“Litigated Patents”);
5.    WHEREAS, MDCO sued Teva for infringement of the Litigated Patents based on Teva’s filing of the Teva ANDAs, consolidated as civil actions in the United States District Court for the District of Delaware (the “Court”), The Medicines Company v. Teva Parenteral Medicines, Inc., et al., Civil Action No. 09-cv-750 (ECR) (Consolidated); The Medicines Company v. PLIVA HRVATSKA d.o.o., et al., Civil Action No. 09-cv-751 (ECR) (Consolidated); The Medicines Company v. Teva Parenteral Medicines, Inc., et al., Civil Action No. 09-cv-999; and The Medicines Company v. PLIVA HRVATSKA d.o.o., et al., Civil Action No. 09-cv-1000 (ECR) (the “Pending

Litigation”);
6.    WHEREAS, Teva has filed a brief as an amicus curies (the “Teva Amicus Brief”) in an appeal pending before the United States Court of Appeals for the Federal Circuit (the “Appellate Court”), The Medicines Company v. David J. Kappos, et al., Federal Circuit No. 2010-1534 (the “Pending Appeal”);
7.    WHEREAS, Teva has withdrawn Teva Parenteral’s ANDA and is no longer seeking approval from the FDA for Teva Parenteral’s ANDA;
8.    WHEREAS, MDCO and Teva wish to settle the Pending Litigation and have reached an agreement, pursuant to the terms and conditions set forth in this Settlement Agreement together with an associated License Agreement (attached hereto as Exhibit A), an agreed Judgment and Order of Permanent Injunction with regard to the Pending Litigation (the “Consent Judgment,” attached hereto as Exhibit B and together with the Settlement Agreement, the License Agreement being collectively referred to as the “Settlement Documents”);
9.    WHEREAS, contemporaneously herewith the Parties are also entering into a API Manufacturing Agreement for Teva’s supply of bivalirudin active ingredient to MDCO (the “API Supply Agreement”);
10.    WHEREAS, neither MDCO nor Teva have received any consideration from the other for their entry into this Settlement Agreement other than that which is set forth in the Settlement Documents and API Supply Agreement; and
11.    WHEREAS, the Settlement Documents and API Supply Agreement constitute both MDCO’s and Teva’s best independent judgment as to the most convenient, effective and expeditious way to mutually settle all disputes that have arisen associated with Teva’s ANDAs.
NOW, THEREFORE, in consideration of the mutual covenants and agreements described herein, the receipt and sufficiency of which are hereby acknowledged, the Parties hereby agree as follows:
1.Capitalized terms used, but not defined herein, shall have the meanings ascribed to them in the License Agreement.
2.The Parties consent to the jurisdiction of the Court for the purposes of the settlement of the Pending Litigation.
3.The Parties agree that the Court has jurisdiction over the Pending Litigation and over MDCO and Teva, and that venue is proper in the District of Delaware.
4.Teva admits that the Litigated Patents, and all the claims contained therein, were infringed by the filing of the Teva ANDAs and absent a license from MDCO would be infringed by the making, sale, offering for sale, use, and/or import of the Teva Products in the Territory.

5.Teva admits that the Litigated Patents, and all the claims contained therein, are valid and enforceable. For the avoidance of doubt, the foregoing in this Section 5, the foregoing Section 4 and clause (i) of Section 3.2 of the License Agreement shall not be applied with respect to (i) any jurisdiction outside of the United States, or (ii) any patents other than the Litigated Patents, and MDCO will not invoke such admissions or covenants or otherwise rely on same for any purpose other than with respect to the Litigated Patents and in the United States.
6.Teva agrees that except as is otherwise expressly provided for in the License Agreement, it shall not make, use, sell, offer for sale or import, directly or indirectly the Teva Products.
7.[**].
8.Teva represents, warrants, and covenants that it has not granted or assigned to any third party, directly or indirectly, any right or license under or to the Teva ANDAs or the Teva Products , and that it will not do any of the foregoing (including, selling, assigning, transferring, or divesting either of the Teva ANDAs to a Third Party), except as provided in the License Agreement. MDCO represents, warrants, and covenants that MDCO is the sole owner of the Litigated Patents, MDCO possess the sole right to enforce the Litigated Patents, and MDCO has not granted or assigned to any Third Party or Affiliate, directly or indirectly, any right under any of the Litigated Patents that would allow such Third Party or Affiliate to sue Teva for infringement of any of the Litigated Patents based on Teva making, using, selling, offering for sale or importing the Teva Products, and that MDCO will not do any of the foregoing, except as provided in the License Agreement.
9.MDCO and Teva each represents and warrants that it has the full right, authority and power to enter into this Settlement Agreement on its own behalf and that this Settlement Agreement shall create and constitute a binding obligation on its part as of the Effective Date.
10.MDCO and Teva shall each execute the License Agreement contemporaneously with the execution of this Settlement Agreement, and any breach of the License Agreement shall constitute a breach of this Settlement Agreement.
11.From the execution of this Settlement Agreement, and unless the Settlement Agreement is terminated, neither Party will actively pursue litigation activities related to the Pending Litigation, except to the extent required by court order or other Applicable Law. In consideration of the benefits of entering into the Settlement Documents, the Parties, through their respective attorneys, shall enter into and cause to be filed in the Pending Litigation, within three (3) Business Days of the Effective Date, the Consent Judgment in the Court. In the event that the Court should refuse to enter the Consent Judgment, the Parties shall work together in good faith to modify the Consent Judgment to meet the requirements of the Court, provided that nothing contained herein shall be deemed to require a Party to agree to a modification of the Consent Judgment or any other Settlement Document that materially affects the economic value of the transactions contemplated hereby. If despite such good faith efforts the Court refuses within thirty (30) days of the Effective Date to enter a consent judgment in the Pending Litigation that the Litigated Patents are infringed by the Teva Products in the absence of a license, this

Settlement Agreement (other than Sections 15 -17) and Settlement Documents shall be null and void ab initio, the API Supply Agreement shall automatically terminate and any and all payments or shipments of API (as defined in the API Supply Agreement) received by a Party pursuant to the Settlement Documents or API Supply Agreement shall be immediately refunded or returned, as applicable, to the other Party.
12.Within three (3) Business Days of the Effective Date, Teva shall file with the Appellate Court a motion to withdraw the Teva Amicus Brief stating that Teva no longer has an interest in the Pending Appeal.
12.
13.The Parties shall submit the Settlement Documents to the Federal Trade Commission Bureau of Competition (the “Commission”) and the Assistant Attorney General in charge of the Antitrust Division of the Department of Justice (the “DOJ”) as soon as practicable following the Effective Date and in no event later than ten (10) Business Days following the Effective Date. The Parties shall use all reasonable efforts to coordinate the making of such filings and respond promptly to any requests for additional information made by either of such agencies. Each Party reserves the right to communicate with the Commission or the DOJ regarding such filings as it believes appropriate. Each Party shall keep the other reasonably informed of such communications and shall not disclose the confidential information of the other without such other Party’s consent (not to be unreasonably withheld). To the extent that any legal or regulatory issues or barriers arise with respect to the Settlement Documents, or any subpart thereof, the Parties shall work together in good faith and use reasonable efforts to modify the Settlement Documents to overcome any such legal or regulatory issues (including, for example, objections by the Commission, the DOJ or any applicable court) in a mutually acceptable fashion, but in no event shall either Party be required to agree to any modification of the Settlement Documents that materially affects the economic value of the transactions contemplated hereby. For purposes of this Settlement Agreement, “reasonable efforts” shall mean reasonable efforts and commitment of resources consistent with such Party’s similarly situated products or projects in order to achieve a stated goal as expeditiously as practical.
14.Within five (5) Business Days of the Effective Date, MDCO shall make a single payment to Teva in the amount of [**] United States dollars ($[**]), by wire transfer to an account designated by Teva, in recognition of the savings inuring to MDCO in terms of the avoidance of costs, expenditure of time and resources, disruption and burden associated with prosecuting the Pending Litigation. Except as set forth above, MDCO and Teva each will bear its own costs and legal fees for the Pending Litigation.
15.The terms of the Settlement Documents and the negotiations of the Parties pertaining to them, shall be maintained in confidence by the Parties. Without limiting the generality of the foregoing, neither Party or its counsel shall provide discovery (including without limitation documents, oral testimony and/or statements whether by deposition or otherwise, the work of outside experts or consultants, or work product embodying any of the above) to any Third Party in any judicial or arbitral proceeding in the Territory pertaining to the Settlement Documents. Notwithstanding these obligations, (i) a Party may issue a press release with the prior written consent of the other Party (such consent to be at the sole discretion of such other Party); (ii) MDCO may issue a press release in the form attached hereto as Schedule 13.5 of the License Agreement; (iii) either Party may disclose such terms in discovery as otherwise required by court order, provided that the other Party shall be given the opportunity to (a) review and comment on the proposed disclosure reasonably in advance of the disclosure, and (b) quash such order and to obtain a protective order requiring that the information and documents that are the subject of such order be held in confidence by such court; (iv) MDCO may disclose (a) to a Third Party (a “Settling Party”) the terms set forth in Sections 2 and 6 (along with the defined terms in Section 1 referenced in those provisions) of the License Agreement that trigger a most favored nations provision in a settlement relating to the Litigated Patents, the ‘404 patent, or the MDCO Product between MDCO and such Settling Party, provided that such disclosure is only for purposes of establishing whether and to what extent such a most favored nations provision has been triggered and such Settling Party has agreed in writing to maintain the confidentiality of such terms of the Settlement Documents and not to use such terms other than in connection with such purpose and no other purpose, and (b) to a person unaffiliated with such Settling Party and acceptable to MDCO Sections 2 and 6 (along with the defined terms in Section 1 referenced in those provisions) of the License Agreement solely to assess the applicability of the most favored nations provision to the terms disclosed to such Settling Party, provided that such unaffiliated person has agreed in writing to maintain the confidentiality of the Settlement Documents and not to use such terms other than in connection with such assessment and no other purpose; (v) either Party may disclose such terms to such Party’s actual and prospective investors and lenders, attorneys, accountants, and FDA consultants on a need-to-know basis and who have agreed in writing and in advance to maintain the confidentiality of such information in accordance with the confidentiality provisions set forth herein; (vi) Teva may disclose such terms to the FDA as may be necessary or useful in obtaining and maintaining Regulatory Approval of the Teva ANDA and Launching the Teva Product as provided by the License Agreement, so long as Teva requests that the FDA maintain such terms in confidence, (vii) Teva may disclose such terms to its manufacturers and customers in accordance with Teva’s exercise of its pre-Launch rights set forth in Sections 2.1 and 3.1 of the License Agreement; and (viii) either Party may disclose such terms as otherwise required by Law, including without limitation SEC reporting requirements, or by the rules or regulations of any stock exchange to which the Parties are subject; provided that, the Parties will coordinate in advance with each other in connection with the redaction of certain provisions of the Settlement Documents and API Supply Agreement with respect to any SEC filings, and each Party shall use reasonable efforts to seek confidential treatment for such terms; provided, however, that each Party shall ultimately retain control over what information to disclose to the SEC or any other such agencies.
16.This Settlement Agreement shall terminate upon the earlier to occur of (i) expiration of the Litigated Patents and (ii) termination of the License Agreement, provided that Sections 15 through 17 shall survive any termination of this Settlement Agreement.
17.In the event that any of the provisions of this Settlement Agreement shall be held by a court or other tribunal of competent jurisdiction to be illegal, invalid or unenforceable in any jurisdiction, such provisions shall be limited or eliminated in such jurisdiction to the minimum extent necessary so that this Settlement Agreement shall otherwise remain in full force and effect. Such invalidity or unenforceability will not affect either the balance of such provision, to the extent it is not invalid or unenforceable, or the remaining provisions hereof, nor render invalid or unenforceable such provision in any other jurisdiction. This Settlement Agreement shall be governed by the laws of the State of New York without regard to the conflicts of law provisions thereof. The Parties irrevocably agree that the United Sates District Court for the Southern District of New York shall have exclusive and sole jurisdiction to deal with any disputes arising out of or in connection with this Settlement Agreement and that, accordingly, any proceedings arising out of or in connection with this Settlement Agreement shall be brought in the United Sates District Court for the Southern District of New York. Notwithstanding the foregoing, if there is any dispute for which the United Sates District Court for the Southern District of New York does not have subject matter jurisdiction, the state courts in the State, City and County of New York shall have jurisdiction. In connection with any dispute arising out of or in connection with this Settlement Agreement, each Party hereby expressly consents and submits to the personal jurisdiction of the federal and state courts in the State of New York. The Settlement Documents supersede all prior discussions and writings of the Parties, and constitute the entire agreement between the Parties with respect to the subject matter contained therein. No waiver or modification of this Settlement Agreement will be binding upon either Party unless made in writing and signed by a duly authorized representative of such Party and no failure or delay in enforcing any right will be deemed a waiver. Notices hereunder will be effective only if in writing and upon receipt if delivered personally or by overnight mail carrier or fax transmission or other electronic means, or three (3) Business Days after deposit in the U.S. mail, first class postage prepaid to the applicable addressee sent forth in Section 13.2 of the License Agreement. The prevailing Party in any action to enforce this Settlement Agreement shall be entitled to costs and fees (including attorneys’ fees and expert witness fees) incurred in connection with such action. In making and performing this Settlement Agreement, the Parties are acting and shall act as independent contractors. Nothing in this Settlement Agreement shall be deemed to create an agency, joint venture or partnership relationship between the Parties. This Settlement Agreement shall become binding when any one or more counterparts hereof, individually or taken together, bears the signatures of each of the Parties. This Settlement Agreement may be executed in any number of counterparts (including fax or electronic counterparts), each of which shall be an original as against a Party whose signature appears thereon, but all of which taken together shall constitute one and the same instrument. Each Party shall, without further consideration, execute and deliver additional documents and instruments and perform all other and further actions as may be necessary or reasonably requested in order to carry out the purposes and intentions of this Settlement Agreement.
[Signature Page Follows]

[Signature Page to Settlement Agreement Regarding Bivalirudin Injection Product]
IN WITNESS WHEREOF, the Parties hereto have each caused this Settlement Agreement to be executed by their authorized representatives as of the Effective Date.

THE MEDICINES COMPANY

Date: 9/30/11                By: /s/ Glenn Sblendorio

Name: Glenn Sblendorio

Title: EVP & CFO

TEVA PHARMACEUTICALS USA, INC.

Date: Sept. 30, 2011            By: /s/ Deborah Griffin

Name: Deborah Griffin

Title: V.P. & C.F.O.

Date: Sept. 28, 2011            By: /s/ David Stark

Name: David M. Stark

Title: V.P. & G.C.

EXHIBIT A

LICENSE AGREEMENT

BY AND AMONG

THE MEDICINES COMPANY

AND

TEVA PHARMACEUTICALS USA, INC.

DATED AS OF SEPTEMBER 30, 2011

Incorporated by reference to Exhibit 10.4 to the Company’s Quarterly Report on Form 10-Q for the fiscal period ended September 30, 2011.

EXHIBIT B
IN THE UNITED STATES DISTRICT COURT
FOR THE DISTRICT OF DELAWARE

THE MEDICINES COMPANY, Plaintiff, v. TEVA PARENTERAL MEDICINES, INC., TEVA PHARMACEUTICALS USA, INC. and TEVA PHARMACEUTICAL INDUSTRIES, LTD. Defendants.	) ) ) ) ) C.A. No. 09-750 (ECR) ) (Consolidated) ) ) ) ) ) )
THE MEDICINES COMPANY,

                                    Plaintiff,

                        v.

PLIVA HRVATSKA d.o.o.,
PLIVA d.d.,
BARR LABORATORIES, INC.,
BARR PHARMACEUTICALS, INC.,
BARR PHARMACEUTICALS, LLC,
TEVA PHARMACEUTICALS USA, INC. and TEVA PHARMACEUTICAL INDUSTRIES, LTD.

                                    Defendants.
) ) ) ) ) C.A. No. 09-751 (ECR) ) (Consolidated) ) ) ) ) ) ) ) ) ) )
THE MEDICINES COMPANY, Plaintiff, v. TEVA PARENTERAL MEDICINES, INC., TEVA PHARMACEUTICALS USA, INC. and TEVA PHARMACEUTICAL INDUSTRIES, LTD Defendants.	) ) ) ) ) C.A. No. 09-999 (ECR) ) (Consolidated) ) ) ) ) )
THE MEDICINES COMPANY,

                                    Plaintiff,

                        v.

PLIVA HRVATSKA d.o.o.,
PLIVA d.d.,
BARR LABORATORIES, INC.,
BARR PHARMACEUTICALS, INC.,
BARR PHARMACEUTICALS, LLC,
TEVA PHARMACEUTICALS USA, INC. and TEVA PHARMACEUTICAL INDUSTRIES, LTD.

                                    Defendants.
) ) ) ) ) C.A. No. 09-1000 (ECR) ) (Consolidated) ) ) ) ) ) ) ) ) ) )

JUDGMENT AND ORDER OF PERMANENT INJUNCTION

This action for patent infringement having been brought by Plaintiff The Medicines Company (“MDCO”) against Defendants Teva Pharmaceutical Industries Limited, Teva Parenteral Medicines, Inc., Teva Pharmaceuticals USA, Inc., Pliva Hrvatska d.o.o., Pliva d.d., Barr Laboratories, Inc., Barr Pharmaceuticals, Inc., and Barr Pharmaceuticals, LLC (collectively “Teva”) for infringement of United States Patent Nos. 7,582,727 and 7,598,343 (the “Litigated Patents”);
Teva and MDCO have entered into a Settlement Agreement, under which MDCO will grant Teva a license to the Litigated Patents (the “License”), pursuant to the terms and conditions in the Settlement Agreement and License;

Teva acknowledges that the Litigated Patents, and all the claims contained therein, are valid and enforceable; and
Teva acknowledges that selling, offering for sale, using and/or importing into the United States a lyophilized product containing bivalirudin under Abbreviated New Drug Application Nos. 91-206 or 90-748 (“Teva’s Product”) would infringe each of the Litigated Patents in the absence of a license.
MDCO and Teva now consent to this Judgment and Order.
IT IS HEREBY ORDERED, ADJUDGED AND DECREED:
1.This Court has jurisdiction over the parties and subject matter of this action.
2.Teva would infringe each of the Litigated Patents by using, making, selling, offering to sell, and/or importing Teva’s Product in the United States.
3.[**].
4.All affirmative defenses, claims and counterclaims which have been or could have been raised by Teva in this action with respect to the Litigated Patents are dismissed with prejudice.
5.Except as authorized and licensed by MDCO under the Settlement Agreement and License, Teva, its officers, agents, servants, employees, affiliates, successors and all persons in active concert or participation with Teva, are permanently enjoined from using, offering for sale, making, selling, or manufacturing in the United States, or importing into the United States, Teva’s Product and/or inducing or assisting others to use, offer for sale, make, sell, or manufacture in the United States, or import into the United States, Teva’s Product.
6.In any other or future cause of action or litigation in the United States, Teva shall not dispute that the Litigated Patents are each infringed by using, making, selling, offering to sell, and/or importing Teva’s Product.
7.In any other or future cause of action or litigation in the United States, Teva shall not dispute that all the claims of the Litigated Patents are valid and enforceable in all respects.
8.    The foregoing injunctions against Teva shall take effect immediately upon entry of this Judgment and Order by the Court, and shall continue until the expiration of the Litigated Patents.
9.    This Judgment and Order is binding upon and constitutes claim preclusion and issue preclusion between the parties in this action or in any other action in the United States between the parties with respect to: (i) the validity and enforceability of the Litigated Patents, and (ii) infringement of the Litigated Patents by using, making, selling, offering to sell, and/or importing Teva’s Product.
10.    The parties waive all right to appeal from this Judgment and Order.
11.    [**].
12.        Each party is to bear its own costs and attorneys fees.

Dated:    ____________

Frederick L. Cottrell, III (#2555)
Laura D. Hatcher (#5098)
Richards, Layton & Finger P.A.
One Rodney Square
P.O. Box 551
Wilmington, DE 19899
Telephone: (302) 651-7700
Facsimile: (302) 651-7701

Edgar H. Haug
Porter F. Fleming
Angus Chen
Frommer Lawrence & Haug LLP
745 Fifth Avenue
New York, NY 10151
Telephone: (212) 588-0800
Facsimile: (212) 588-0500
John C. Phillips, Esq. Phillips, Goldman & Spence, P.A. 1200 North Broom Street Wilmington, DE 19806 Lynn MacDonald Ulrich, Esq. Winston & Strawn LLP 35 West Wacker Drive Chicago, IL 60601

SO ORDERED

Dated: __________
                         ______________________________________
THE HON. EDUARDO C. ROBRENO
UNITED STATES DISTRICT JUDGE